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                                                                     Exhibit 5.1

                              Snow Becker Krauss P.C.
                                  605 Third Avenue
                             New York, New York 10158-0125

                                December 10, 1998

Transformation Processing Inc.
5500 Explorer drive, Suite 2000
Mississauga, Ontario L4W 5C7

Ladies and Gentlemen:

       You have requested our opinion with respect to the offer and sale by the Selling Securityholders of Transformation Processing Inc., a Nevada corporation (the "Company"), pursuant to a Registration Statement (the "Registration Statement") on Form SB-2 under the Securities Act of 1933, as amended (the "Act"), of up to 13,240,015 shares (the "Shares") of Common Stock, par value $.001 per share, of the Company.

       We have examined original, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of executive officers and responsible employees and agents of the Company.

       Based on the foregoing, it is our opinion that 13,240,015 of the Shares included in the Registration Statement have been legally issued and duly authorized and are fully paid and nonassessable; that the 10,113,160 shares underlying warrants, options and convertible securities referred to in the Registration Statement have been duly authorized and when paid for and issued as contemplated by such warrants, options and convertible securities, will be duly and validly issued and fully paid and nonassessable.

       We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof.
In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                       Very truly yours,

                                       /s/ SNOW BECKER KRAUSS P.C.
                                       ---------------------------
                                       SNOW BECKER KRAUSS P.C.